UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Advisory Agreement

CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”), CHP II Partners, LP, the Company’s operating partnership (the “Operating Partnership”), and CHP II Advisors, LLC, the Company’s advisor (the “Advisor”) previously entered into that certain Advisory Agreement dated as of March 2, 2016 (the “Advisory Agreement”). On February 10, 2017, we, the Operating Partnership and the Advisor entered into Amendment No. 1 to the Advisory Agreement (“Amendment No. 1”). Amendment No. 1 provides the following changes:

Changes Relating to Public Offering Underwriting Compensation

Pending approval of a charter amendment submitted to a vote of the Company’s stockholders, and certain regulatory approvals, the Company’s board of directors has approved certain changes to the fee structure in the Company’s ongoing public offering, a prospectus for which is available at www.cnlhealthcarepropertiesii.com. Specifically, the changes are intended to reduce the underwriting compensation paid and/or allocated to our investors in connection with the offering. The proposed changes are as follows:

Class A Shares

•	For Class A shares sold in the primary offering, we intend to lower the maximum selling commission and the maximum dealer manager fee from a total of 9.75% of the sale price to 8.5%, subject to discounts available to some categories of investors.

Class T Shares

•	For Class T shares sold in the primary offering, we are not changing on an aggregate basis, the maximum upfront selling commission and dealer manager fee. The total maximum upfront selling commission and dealer manager fee will not exceed 4.75% of the sales price with respect to Class T shares sold in the primary offering, subject to discounts available to some categories of investors. Within this limit, however, we intend that our dealer manager may elect the respective amounts of the commission and dealer manager fee, provided that the commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering.

Class T and Class I Shares

•	We intend to reduce the maximum amount of sales commissions, dealer manager fees and ongoing annual distribution and stockholder servicing fees payable to broker-dealers in connection with the sale of Class T and Class I shares in the primary offering from 9.75% of the gross proceeds to 8.50% of the gross proceeds.

Amendment No. 1 provides that if we and CNL Securities Corp., the dealer manager for our ongoing public offering (the “Dealer Manager”) agree to amend the Dealer Manager Agreement dated March 2, 2016 (the “Dealer Manager Agreement”) between us and the Dealer Manager to reduce the sales commissions, dealer manager fees and ongoing annual distribution and stockholder servicing fees payable to broker-dealers in connection with the sale of Class A, Class T or Class I shares in the primary portion of our ongoing offering, then following such time (the “Reduction Date”): (A) to the extent purchasers of Class A shares in the primary offering prior to the Reduction Date would have paid lower selling commissions and/or dealer manager fees than after the Reduction Date, the Advisor or one of its affiliates will promptly issue them a payment for the excess; and (B) to the extent participating broker-dealers that sold Class T or Class I shares prior to the Reduction Date are entitled to greater ongoing annual distribution and stockholder servicing fees with respect to such sales compared to sales made after the Reduction Date, the Advisor or one of its affiliates will pay this excess fee on our behalf.

Reduction in Disposition Fee

Amendment No. 1 lowers the disposition fee in our Advisory Agreement. As amended, if our Advisor, its affiliate or related party provides a substantial amount of services, as determined in good faith by a majority of the independent directors, we will pay the Advisor, affiliate or related party a disposition fee in an amount equal to (a) 1% of the gross market capitalization of the Company upon the occurrence of a listing of our common stock on a national securities exchange, or 1% of the gross consideration paid to the Company or the stockholders upon the occurrence of a liquidity event as a result of a merger, share exchange or acquisition or similar transaction involving the Company or the operating partnership pursuant to which the stockholders receive for their shares, cash, listed securities or non-listed securities, or (b) 1% of the gross sales price upon the sale or transfer of one or more assets (including a sale of all of our assets). Even if our Advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to our Advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a) above or the sale of all of our assets, in no event shall the disposition fee payable to our Advisor exceed 1% of the gross market capitalization of the Company or the gross sales price as calculated in accordance with our Advisory Agreement in connection with the applicable transaction. In the event of a sale of all of our assets or the sale or transfer of the Company or a portion thereof, we will have the option to pay the disposition fee in cash or in listed equity securities, if applicable, or non-listed equity securities, if applicable, received by our stockholders in connection with the transaction. No disposition fee will be paid to our Advisor in connection with the sale by us or our operating partnership of securities which we hold as investments; provided, however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our Advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold and has provided substantial services in connection with the disposition of the securities.

A copy of Amendment No. 1 has been filed as Exhibit 1.01 to this report.

Renewal of Advisory Agreement

On February 10, 2017, the Company, the Operating Partnership and the Advisor agreed to renew the Advisory Agreement, as amended by Amendment No. 1, effective as of March 2, 2017 for an additional one-year term expiring March 2, 2018. The terms of the Advisory Agreement, as amended by Amendment No. 1, otherwise remain unchanged.

First Amendment to the Amended and Restated Expense Support and Restricted Stock Agreement

On February 10, 2017, we and our Advisor entered into a First Amendment (the “First Amendment”) to the Amended and Restated Expense Support and Restricted Stock Agreement dated as of March 2, 2016, which First Amendment is effective as of January 1, 2017. As the agreement is amended, the amount of such expense support will be equal to the positive excess, if any, of (a) the aggregate cash distributions paid to a stockholder in an applicable year, but only to the extent such distributions do not exceed, in the aggregate, an annualized 4% of the weighted average most recent public offering price for each share class or weighted average of the Company’s board of directors most recent determination of estimated net asset value per share for each share class of the Company’s common stock, if the Company’s board of directors has made such a determination, over (b) our aggregate MFFO for such period determined on a cumulative basis (the “Expense Support Amount”). MFFO shall mean “modified funds from operations” as defined in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission, and for purposes of the agreement, as amended, only, adjusted to exclude all development asset operating losses, interest expense and any other expenses, to the extent by which such losses exceed revenues, until the first full calendar quarter that is 18 months following the time when such development asset in its entirety is placed in service. The number of shares of restricted stock granted to the

Advisor in lieu of the payment of fees in cash will be determined by dividing the Expense Support Amount for the preceding year by the board’s most recent determination of net asset value per share of the Class A shares, if the board has made such a determination, or otherwise the most recent public offering price per Class A share. The term of the agreement will continue through March 2, 2018 with successive one-year terms thereafter subject to the right of either party to terminate the agreement upon 30 days’ prior written notice. If the agreement is terminated, the Expense Support Amount and number of restricted shares shall be calculated on a pro rata basis with respect to the completed quarter during the year of termination. The expense support arrangements could result in the Advisor and its affiliates receiving more compensation than they may otherwise have received if the liquidation value of the Company results in proceeds to them greater than the fee they otherwise waived.

In all other respects the Expense Support Agreement remains unchanged. A copy of the First Amendment has been filed as Exhibit 1.02 to this report.

Item 8.01	Other Events.

Authorization of Distributions

On February 8, 2017, the Company’s board of directors authorized cash distributions on the outstanding shares of all classes of the Company’s common stock based on monthly record dates of April 1, 2017, May 1, 2017 and June 1, 2017, in monthly amounts equal to $0.048 per share, less class-specific expenses with respect to each class. The Company expects to pay the cash distributions during the first two weeks after June 1, 2017, though not on the same date that a stock dividend is issued.

Also on February 8, 2017, the Company’s board of directors authorized stock dividends on the outstanding shares of all classes of the Company’s common stock based on monthly record dates of April 1, 2017, May 1, 2017 and June 1, 2017 in the amount of 0.00100625 shares of common stock per month. Stock dividends are issued in the same class of shares as the shares on which the stock dividend was declared. The Company expects to issue the stock dividends during the first two weeks after June 1, 2017, though not on the same date that a cash distribution is paid.

Additional Information

As stated above, the Company’s board of directors has approved for submission to a vote of the stockholders a charter amendment related to the underwriting compensation changes described above. Notice of the special stockholder meeting and instructions on how to vote are being delivered to stockholders. The meeting has been called for March 15, 2017, at 10:00 a.m. Eastern Time at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.01	Amendment No. 1 to the Advisory Agreement

1.02	First Amendment to Amended and Restated Expense Support and Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

February 13, 2017

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer